EXHIBIT 99.1

Investor Group Led by Cannae Holdings, CC Capital, Bilcar, Black Knight and Thomas H. Lee Partners Completes Acquisition of Dun & Bradstreet
February 8, 2019

William P. Foley II Appointed Executive Chairman of Board of Directors Black Knight CEO Anthony Jabbour to Serve as CEO
Stephen C. Daffron Named President

LAS VEGAS--(BUSINESS WIRE)--Feb. 8, 2019-- Cannae Holdings, Inc. (NYSE:CNNE) ("Cannae" or the "Company"), today announced the completion of the previously announced acquisition of Dun & Bradstreet by an investor group (the “Investor Group”) led by Cannae, CC Capital Partners, LLC (“CC Capital”), Bilcar, LLC, Black Knight, Inc. (NYSE:BKI) and funds affiliated with Thomas H. Lee Partners, L.P. (“THL”).

In connection with the closing, William P. Foley II, Chairman of Cannae Holdings and Executive Chairman of Black Knight, has been appointed Executive Chairman of Dun & Bradstreet’s Board of Directors. Anthony Jabbour, Black Knight’s Chief Executive Officer, was appointed Chief Executive Officer of Dun & Bradstreet and will remain in his current role at Black Knight. Additionally, Stephen C. Daffron, a Co-Founder of Motive Partners and former President and Chief Executive Officer of Interactive Data Corporation, has been appointed President of Dun & Bradstreet.

“As a private company, Dun & Bradstreet is well positioned to reinvigorate growth and I look forward to partnering with Anthony, Stephen and the Board in my new role,” stated William P. Foley II, Executive Chairman of Dun & Bradstreet’s Board of Directors. “Building on Dun & Bradstreet’s strong platform as a global leader in business insights, I look forward to improving growth and customers’ experience, while increasing operating efficiencies to deliver enhanced business solutions across the world."

As a result of the completion of the transaction, shares of Dun & Bradstreet common stock ceased trading on the New York Stock Exchange (“NYSE”) prior to the opening of the NYSE today.

About Cannae Holdings, Inc.

Cannae (NYSE:CNNE) is a diversified holding company with over $1 billion in book value in assets and boasts a strong track record of investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian Holdings, LLC, American Blue Ribbon Holdings, LLC and T-System Holding LLC. Principals at Cannae have successfully acquired over 100 companies with aggregate consideration in excess of $30 billion for Fidelity National Financial. Inc., Cannae and related companies over the last 20 years. More information about Cannae can be found at www.cannaeholdings.com.

About Dun & Bradstreet

Dun & Bradstreet helps companies around the world improve their business performance. The global leader in commercial data and analytics, we glean insight from data to enable our customers to connect with the prospects, suppliers, clients and partners that matter most. Since 1841, companies of every size rely on Dun & Bradstreet to help them manage risk and reveal opportunity.

About CC Capital

CC Capital is a private investment firm founded in 2016 by Chinh Chu, with a focus on investing in and operating high-quality companies for the long term. Prior to founding CC Capital, Mr. Chu had a successful 25-year career at Blackstone and played an instrumental role in building its Private Equity business. Over the course of his career at Blackstone, Mr. Chu led several industry verticals for the Private Equity group, including financial services, technology, chemicals, and healthcare products. He served as co-chairman of the firm’s Private Equity Investment Committee and served on the firm’s Executive Committee. More information about CC Capital can be found at www.cc.capital.

About Bilcar

Bilcar is a partnership owned by William and Carol Foley. Bilcar’s assets include various investments and business interests. Mr. Foley will serve as our Executive Chairman of the Board after the closing of the Merger. Mr. Foley is the Chairman of the Board of Fidelity National Financial, Inc. (“FNF”) and Cannae Holdings, Executive Chairman of Black Knight and Co-Chairman of FGL Holdings. Mr. Foley brings over 30 years of experience and has demonstrated operational expertise throughout his career. Mr. Foley and his team achieved $312 million in cost reductions, which was 208% of the initial target of $150 million, from FNF’s acquisition of Lender Processing Services Inc., and has achieved approximately 1.3x targeted synergies in over 8 large transactions. He also led the growth of FNF, which transformed into the largest title insurance company with industry leading margins.

About Black Knight

Black Knight (NYSE:BKI) is a leading provider of integrated software, data and analytics solutions that facilitate and automate many of the business processes across the homeownership life cycle.

As a leading fintech, Black Knight is committed to being a premier business partner that clients rely on to achieve their strategic goals, realize greater success and better serve their customers by delivering best-in-class software, services and insights with a relentless commitment to excellence, innovation, integrity and leadership. For more information on Black Knight, please visit www.blackknightinc.com.
About Thomas H. Lee Partners, L.P.

Thomas H. Lee Partners, L.P. is a premier private equity firm investing in growth companies, headquartered in North America, exclusively in four industry sectors: Business & Financial Services, Consumer & Retail, Healthcare, and Media, Information Services & Technology. Using the firm's deep domain expertise and the internal operating capabilities of its Strategic Resource Group, THL seeks to create deal sourcing advantages, and to accelerate growth and improve operations in its portfolio companies in partnership with management teams. Since its founding in 1974, THL has raised over $25 billion of equity capital, acquired over 140 portfolio companies and completed over 360 add-on acquisitions which collectively represent a combined enterprise value at the time of acquisition of over $200 billion.

Forward-Looking Statement and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q, 10-K and other filings with the Securities and Exchange Commission.

View source version on businesswire.com: https://www.businesswire.com/news/home/20190208005273/en/ Source: Cannae Holdings, Inc.
Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com